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                    [Letterhead of PricewaterhouseCoopers]

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-2 (No. 333-17401), Form S-3 (No. 333-25805 and 333-40454)
and on Form S-8 (No. 333-03290 and 333-44007) of American Incorporated of our report dated February 9, 2001, except for Note 19 as to which the date is March 28, 2001, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/  PricewaterhouseCoopers LLP

Orange County, California
March 29, 2001